Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

James C. Burrows

Jim Buckley

President and CEO

Executive Vice President

CRA International, Inc.

Sharon Merrill Associates

617-425-3700

617-542-5300

WILLIAM T. SCHLEYER JOINS CRA’S BOARD OF DIRECTORS

Veteran Telecommunications Executive Brings 30 Years of Business Experience at Industry
Leading Firms to CRA’s Board

BOSTON, Mass., February 1, 2008—CRA International, Inc. (Nasdaq: CRAI), a worldwide leader in providing management consulting services and economic and financial expertise, today announced that William T. Schleyer has been appointed to CRA’s Board of Directors. Mr. Schleyer will serve on the Company’s Compensation Committee.

Mr. Schleyer is credited with playing a key role in the rise of the cable communications industry during the past 30 years, particularly in broadband data and modem services, and in the development of digital technology standards. He served as Chairman and Chief Executive Officer of Adelphia Communications Corporation from 2003 until it was acquired in 2007. At that time, Adelphia ranked as the sixth largest cable operator in the U.S. with 4.8 million subscribers. Before joining Adelphia, Mr. Schleyer was President and Chief Executive Officer of AT&T Broadband, which prior to its acquisition by Comcast, provided high-speed Internet access, digital video service, and telephony to more than 13 million customers in the U.S. Prior to that role, Mr. Schleyer was a principal in Pilot House Ventures, a telecommunications venture capital company investing in start-up companies in broadband and the Internet. He was also President and Chief Operating Officer of Continental Cablevision, Inc.

“Bill Schleyer has been on the forefront of revolutionizing the cable communications industry for more than 30 years,” said James C. Burrows, CRA’s President and Chief Executive Officer. “We are pleased to add a director of his caliber to CRA’s board. His deep perspective and knowledgeable insights will be highly valuable to CRA as we continue to execute our growth strategy.”

In addition to CRA’s board, Mr. Schleyer is currently a director on the board of Rogers Communications, a diversified Canadian communications and media company. Mr. Schleyer earned his B.S. degree in mechanical engineering from Drexel University and an M.B.A. from Harvard Business School.

About CRA International

Founded in 1965, CRA International is a leading provider of management consulting services and economic and financial expertise. Working with businesses, law firms, accounting firms, and governments, CRA is a preferred consulting firm for complex assignments with pivotal and high-stakes outcomes. The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis. CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. Headquartered in Boston, the firm has sixteen offices within the United States, and ten offices in Canada, Europe, the Middle East, and the Asia Pacific region. Detailed information about CRA is available at www.crai.com.

Statements in this press release concerning the expected use of Mr. Schleyer’s expertise, the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.